MOTIENT CORPORATION

                                OFFER TO EXCHANGE
                         Series B Cumulative Convertible
                             Preferred Stock for all
                         outstanding shares of Series A
                     Cumulative Convertible Preferred Stock
                             (CUSIP No. 619908 40 3)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 26, 2005, UNLESS EXTENDED OR EARLIER TERMINATED.

                                                                October 11, 2005

To Our Clients:

     Enclosed for your consideration is the Company Notice dated September 27, 2005, as amended October 11, 2005 (the "Company Notice") from Motient Corporation ("Motient") relating Motient's offer to each holder of its Series A Cumulative Convertible Preferred Stock (the "Series A Preferred") of the opportunity to exchange their shares of Series A Preferred for an equal number of shares of Series B Cumulative Convertible Preferred Stock (the "Series B Preferred"). The exchange offer (the "Exchange Offer") is being made upon the terms of and subject to the conditions set forth in the Company Notice (the "Company Notice") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with the Company Notice, the "Exchange Offer Materials"). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Company Notice.

     We, directly or through our nominee, are the Holders of Series A Preferred held by us for your account. A tender of shares of Series A Preferred in the Exchange Offer can be made only by us, or our nominee, as the Holder and pursuant to your instructions. The Company Notice and related Letter of Transmittal are furnished to you for your information purposes only and cannot be used by you to tender shares of Series A Preferred held by us in the Exchange Offer.

     We request instructions as to whether you wish to have us tender your shares of Series A Preferred on your behalf in respect of any or all of the shares of Series A Preferred held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer Materials. We urge you to read the Company Notice and the Letter of Transmittal carefully, and to consult with your financial and legal advisers, as appropriate, before giving us your instructions.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the shares of Series A Preferred in accordance with the provisions of the Company Notice. The Exchange Offer will expire at 5:00 p.m., New York City time, on Wednesday, October 26, 2005, unless extended or earlier terminated (such time and date as the same may be extended, the "Exchange Offer Expiration Date"). Any shares of Series A Preferred tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Exchange Offer Expiration Date by so instructing us.

     If you wish to tender your shares of Series A Preferred and receive shares of Series B Preferred in the Exchange Offer, we must receive your instructions in ample time to permit us to effect a valid tender of shares of Series A Preferred prior to the Exchange Offer Expiration Date.

     Motient's obligation to accept for exchange shares of Series A Preferred validly tendered and not withdrawn pursuant to the Exchange Offer is conditioned upon certain conditions described in the Company Notice under the heading "The Exchange Offer -- Conditions of the Exchange Offer." In the event that the Exchange Offer is terminated or otherwise not completed, no shares of Series A Preferred will be accepted for exchange.

     If you wish to have us tender any or all of your shares of Series A Preferred, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize the tender of your shares of Series A Preferred, all such shares of Series A Preferred will be tendered.

     The Exchange Offer is not being made to (nor will tenders of Series A Preferred be accepted from or on behalf of) Holders of Series A Preferred in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, Motient, in its sole discretion, may take such action as it may deem necessary to make or extend the Exchange Offer in any such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                               MOTIENT CORPORATION

                                OFFER TO EXCHANGE
                         Series B Cumulative Convertible
                             Preferred Stock for all
                         outstanding shares of Series A
                     Cumulative Convertible Preferred Stock
                             (CUSIP No. 619908 40 3)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 26, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXCHANGE OFFER EXPIRATION DATE").

     The undersigned acknowledge(s) receipt of your letter and the Company Notice dated September 27, 2005, as amended October 11, 2005 (the "Company Notice") of Motient Corporation ("Motient") and related form of Letter of Transmittal, which we acknowledge receipt of as well, and instructions thereto are also related to an offer (the "Exchange Offer") by Motient to exchange any and all shares of Series A Preferred, validly tendered and not withdrawn prior to the Exchange Offer Expiration Date, for an equal number of shares of its newly issued Series B Preferred. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Company Notice.

     This will instruct you whether to tender shares of Series A Preferred held by you for the account or benefit of the undersigned upon the terms and subject to the conditions set forth in the Exchange Offer Materials.

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                                    SIGN HERE
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------------------------------------             ------------------------------------
Signature(s) of Holder(s)                        Signatures(s) of Holder(s)

------------------------------------             ------------------------------------
Name (Please Print)                              Name (Please Print)

------------------------------------             ------------------------------------
Address                                          Telephone No. (Including Area Code)

------------------------------------             ______________________________, 2005
City, State, Zip                                 Dated



Securities Being Tendered                        Number of Shares Tendered
-------------------------                        -------------------------

Motient Corporation
Series A Cumulative Convertible Preferred Stock  ___________________________________
(CUSIP No. 619908 40 3)
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